ASSET PURCHASE AGREEMENT

BY AND AMONG

CARBIZ USA INC.,

MALCOLM S. BROOK,

THE BROOK FAMILY TRUST,

AND

STAR FINANCIAL SERVICES, A CALIFORNIA CORPORATION

Dated as of June 15, 2009

1

ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of June 15, 2009, is by and among Carbiz USA Inc. (the “Purchaser”), Star Financial Services, a California corporation (the “Seller”), The Brook Family Trust (the “Shareholder”) and Malcolm S. Brook [together with the “Shareholder” and the Seller, the “Seller Group”].

RECITALS

          A.      Seller owns and collects Consumer Notes (the “Business”);

          B.      The Purchaser desires to purchase from Seller, and Seller desires to sell to the Purchaser, all of its right, title and interest in and to the Purchased Assets; and

          C.      Seller desires to transfer to the Purchaser, and the Purchaser desires to accept and assume from Seller, the Assumed Liabilities.

          NOW, THEREFORE, in consideration of the mutual promises and representations and subject to the terms and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1: DEFINITIONS

          “Accounts Receivable” has the meaning set forth in Section 2.1(b).

          “Accrued Expenses” shall mean all accrued expenses for bona fide third party expenses of Seller incurred in the Ordinary Course of Business by Seller and outstanding as of the Closing Date.

          “Affiliate” of any Person means any person directly or indirectly controlling, controlled by, or under common control with, any such Person and any officer, director or controlling person of such Person.

          “Agreement” has the meaning set forth in the preamble to this Agreement.

          “Ancillary Agreements” means the Bill of Sale, the Assumption Agreement and each agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser or any member of the Seller Group in connection with the consummation of the transactions contemplated by this Agreement, in each case only as applicable to the relevant party or parties to such Ancillary Agreement, as indicated by the context in which such term is used.

          “Assumed Contracts” has the meaning set forth in Section 2.1(d).

          “Assumed Liabilities” has the meaning set forth in Section 3.1.

          “Assumption Agreement” has the meaning set forth in Section 5.3(a).

          “Bank Account” has the meaning set forth in Schedule A.

          “Business” has the meaning set forth in the recitals to this Agreement.

          “Claims Notice” has the meaning set forth in Section 9.2(a).

          “Closing” has the meaning set forth in Section 5.1.

          “Closing Date” has the meaning set forth in Section 5.1.

          “Closing Payment” has the meaning set forth in Section 4.1.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Consumer Contracts” means the Contracts associated with the Consumer Notes.

          “Consumer Notes” means promissory notes made by consumers for the purchase of motor vehicles that subsequent to their making have been purchased by or assigned to the Seller.

          “Contracts” has the meaning set forth in Section 6.15.

          “Copyright” means all copyrights, copyrightable works, mask work rights, rights in databases, data collections, copyright registrations and applications for copyright registration and equivalents and counterparts of the foregoing.

          “Domain Names” means all Internet electronic addresses, uniform resource locators and alphanumeric designations associated therewith and all registrations for any of the foregoing.

          “Employee Plan” or collectively, “Employee Plans” has the meaning set forth in Section 6.13(a).

          “Environment” means soil, surface waters, groundwater, land, stream sediments, surface or subsurface strata, ambient air, indoor air or indoor air quality, including, without limitation, any material or substance used in the physical structure of any building or improvement and any environmental medium.

          “Environmental Condition” means any condition of the Environment with respect to the Real Property, with respect to any property previously owned, leased or operated by Seller to the extent such condition of the Environment existed at the time of such ownership, lease or operation, or with respect to any other real property at which any Hazardous Material generated by the operation of the business of Seller prior to the Closing Date has been treated, stored or disposed of, which violates any Environmental Law, or even though not violative of any Environmental Law, nevertheless results, or could possibly result, in any Release, or Threat of Release, damage, loss, cost, expense, claim, demand, order or liability.

          “Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys’ fees and disbursements and consultants’ fees, any of which are incurred at any time as a result of the existence prior to the Closing Date of Hazardous Material upon, about, beneath the Real Property or migrating or threatening to migrate to or from the Real Property, or the existence of a violation of Environmental Laws pertaining to the Real Property.

          “Environmental Law” means any Law directly regulating the Environment or activities with respect to the Environment, or implementing or otherwise dealing with the subject matter thereof.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          “Excluded Representations” has the meaning set forth in Section 9.3.

          “Expiration Date” has the meaning set forth in Section 9.3.

          “Family Affiliate” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of any Person.

          “Financial Statements” has the meaning set forth in Section 6.18(a).

          “GAAP” means generally accepted accounting principles.

          “General Enforceability Exceptions” has the meaning set forth in Section 6.3.

          “Governmental Authority” means any government, political subdivision or regulatory body, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision or regulatory authority, or any federal, state, local or foreign court or arbitrator.

          “Guarantors” means Malcolm S. Brook and Mark Waks.

          “Hazardous Material” means any pollutant, toxic substance, including asbestos and asbestos-containing materials, hazardous waste, hazardous material, hazardous substance, contaminant, petroleum or petroleum-containing materials, radiation and radioactive materials, leaded paints, toxic mold and other harmful biological agents, and polychlorinated biphenyls as defined in, the subject of, or would give rise to, liability under any Environmental Law.

          “Indebtedness” of any Person means: either (a) any liability of any Person (i) for borrowed money (including the current portion thereof), or (ii) under any reimbursement obligation relating to a letter of credit, bankers’ acceptance or note purchase facility, or (iii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), or (iv) for the payment of money relating to leases that are required to be classified as a capitalized lease obligation in accordance with GAAP, or (v) for all or any part of the deferred purchase price of property or services (other than trade payables), including any “earnout” or similar payments or non-compete payments, or (vi) under interest rate swap, hedging or similar agreements, or (b) any liability of others described in the preceding clause (a) that such Person has guaranteed, that is recourse to such Person or any of its assets or that is otherwise its legal liability or that is secured in whole or in part by the assets of such Person. For purposes of this Agreement, Indebtedness shall include (A) any and all accrued interest, success fees, prepayment premiums, make-whole premiums or penalties, and fees or expenses actually incurred (including attorneys’ fees) associated with the prepayment of any Indebtedness, (B) any and all amounts owed by the Seller to any Affiliate of Seller including, without limitation, the Shareholder and (C) any and all bonuses or incentive payments owed by the Seller to any of their employees.

          “Indemnified Party” has the meaning set forth in Section 9.2(a).

          “Indemnifying Party” has the meaning set forth in Section 9.2(a).

          “Intellectual Property” means Copyrights, Domain Names, Patents, Software, Trademarks and Trade Secrets.

          “Interim Financial Statements” has the meaning set forth in Section 6.18.

          “IRS” means the Internal Revenue Service.

          “Jurisdictions” has the meaning set forth in Section 6.8.

          “Key Man Life Insurance Policies” means the following policies on the life of Malcolm S. Brook:

Insurance Company	Policy No.	Beneficiary
Lincoln National Life	7158282	Star Financial Services
Lincoln National Life	4808907	Star Financial Services
Mutual of Omaha	BU1083418	Star Financial Services

          “Knowledge” means the actual knowledge of the Seller or the Shareholder, as the case may be, or knowledge obtained or obtainable by either of the foregoing in the exercise of reasonable diligence in the normal course of business or conduct of duties.

          “Law” means any law, statute, code, ordinance, regulation or other requirement of any Governmental Authority.

          “Leased Real Property” has the meaning set forth in Section 6.6(b).

          “Lender” means Wells Fargo Preferred Capital, Inc. f/k/a Wells Fargo Financial Preferred Capital, Inc.

          “Liability Claim” has the meaning set forth in Section 9.2(a).

          “Lien” means any mortgage, lien, pledge, encumbrance, security interest, claim, charge, defect in title or other restriction.

          “Litigation Conditions” has the meaning set forth in Section 9.2(b).

          “Losses” has the meaning set forth in Section 9.1.

          “Material Adverse Change” means any change, event, violation, inaccuracy, circumstance, or effect that is, or could reasonably be expected to be, materially adverse to the business, assets (including intangible assets), liabilities, financial condition, results of operations or business prospects of the Seller taken as a whole.

          “Order” means any order, judgment, injunction, award, decree, ruling, charge or writ of any Governmental Authority.

          “Ordinary Course of Business” shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          “Owned Real Property” has the meaning set forth in Section 6.6(a).

          “Patents” means all patents, industrial and utility models, industrial designs, certificates of invention and other indicia of invention ownership issued or granted by any Governmental Authority, and all applications, provisionals, reissues, re-examinations, extensions, divisions, continuations (in whole or in part) and equivalents and counterparts of the foregoing.

          “Permit” means any environmental permit, license, approval, consent, or authorization issued by a Governmental Authority.

          “Permitted Exceptions” has the meaning set forth in Section 6.6(a).

          “Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, unincorporated society or association, trust, or other entity.

          “Pre-Closing Tax Period” has the meaning set forth in Section 6.22(a).

          “Prepaid Expenses” has the meaning set forth in Section 2.1.

          “Purchase Price” means the Closing Payment and the aggregate amount of the Subordinated Notes delivered to the Subordinated Noteholders as set forth on Schedule 4.1.

          “Purchased Assets” has the meaning set forth in Section 2.1.

          “Purchaser” has the meaning set forth in the preamble to this Agreement.

          “Purchaser’s Business” has the meaning set forth in Section 10.1.

          “Real Property” means any and all real property and interests in real property of the Seller, including the Owned Real Property and the Leased Real Property, any real property leaseholds and subleaseholds, purchase options, easements, licenses, rights to access and rights of way and any other real property otherwise owned, occupied or used by the Seller.

          “Real Property Leases” has the meaning set forth in Section 6.6(b).

          “Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping of a Hazardous Material into the Environment (including, without limitation, the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials) and any condition that results in the exposure of a Person to a Hazardous Material.

          “Retained Assets” has the meaning set forth in Section 2.2.

          “Retained Liabilities” has the meaning set forth in Section 3.2. “Returns” has the meaning set forth in Section 6.22(a) “Seller” has the meaning set forth in the preamble to this Agreement.

          “Seller Group” has the meaning set forth in the preamble to this Agreement.

          “Seller Group Loan and Security Agreement” means the Amended and Restated Loan and Security Agreement dated March 13, 2003, as further amended, between Star Financial Services, Inc. and the Lender.

          “Seller’s Confidential Information” has the meaning set forth in Section 10.1.

          “Shareholder” has the meaning set forth in the preamble to this Agreement.

          “Software” means all computer software and code, including assemblers, applets, compilers, source code, object code, development tools, design tools, user interfaces and data, in any form or format, however fixed.

          “Sublease” has the meaning set forth in Section 5.2(l).

          “Subordinated Noteholders” has the meaning set forth in Section 4.1.

          “Subordinated Notes” has the meaning set forth in Section 4.1.

          “Tangible Personal Property” has the meaning set forth in Section 6.6(c).

          “Tax” means (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Seller, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority, whether disputed or not, (b) any liability of the Seller for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of the Seller for payment of such amounts was determined or taken into account with reference to the liability of any other entity and (c) any liability of the Seller for the payment of any amounts as a result of being a party to any Tax sharing agreements or arrangements (whether or not written) binding on the Seller or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person.

          “Taxing Authority” has the meaning set forth in Section 6.22(a).

          “Threat of Release” means a substantial likelihood of a Release that requires action to prevent or mitigate damage to the Environment that might result from such Release.

          “Trade Payables” means bona fide trade payables of Seller evidenced by invoices reflecting Indebtedness incurred through the Closing Date.

          “Trade Secrets” means all inventions, discoveries, ideas, processes, designs, models, formulae, patterns, compilations, programs, devices, methods, techniques, processes, know-how, proprietary information, customer lists, software code, technical information, data and databases, drawings and blueprints, and all other information and materials that would constitute a trade secret under applicable law.

          “Trademarks” means all trademarks, trade names, fictitious business names, service marks, certification marks, collective marks and other proprietary rights to words, names, slogans, symbols, logos, devices, sounds, other things or combination thereof used to identify, distinguish and indicate the source or origin of goods or services, and all registrations, renewals and applications for registration, equivalents and counterparts of the foregoing, and the goodwill of Seller associated with each of the foregoing.

ARTICLE 2: PURCHASE AND SALE OF ASSETS

          2.1      Assets to be Transferred. At the Closing, the Purchaser shall purchase from the Seller, and the Seller shall sell, transfer, assign, convey and deliver to the Purchaser, all of the Seller’s right, title and interest in and to all assets, rights and properties of every nature, kind and description, whether tangible or intangible, owned, leased or licensed, real, personal or mixed (collectively, the “Purchased Assets”), including, without limitation, the following:

          (a) A     ll prepaid expenses, advance payments and other similar deposits, including, without limitation, prepaid taxes, prepaid insurance, and deposits with suppliers and utilities (“Prepaid Expenses”);

          (b)      All accounts receivable, and other claims for money due to the Seller Group, including without limitation, such receivables consisting of payments due under the Consumer Notes, but not including the Subordinated Note of Malcolm S. Brook (collectively, the “Accounts Receivable”);

          (c)      All furniture, fixtures, machinery and equipment, including, without limitation, office equipment, supplies and other tangible property;

          (d)      All rights under the Consumer Contracts (collectively, the “Assumed Contracts”);

          (e)      All Intellectual Property;

          (f)      All of Seller’s computer equipment and hardware, including without limitation all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems, cellular phones, digital phones, personal radios, personal data assistants, hand held computers, laptop computers, notebook computers, pagers, “Palm Pilots, Blackberries and their equivalents” and other communication controllers, and any and all parts and appurtenances thereto, used primarily in connection with the Business;

          (g)      All of Seller’s right, title and interest in and to all telephone numbers (local and toll free), cellular numbers, and wireless numbers used by Seller in connection with the Business;

          (h)      All rights, claims, and causes of action of Seller against third parties (including Seller’s predecessors in title to the Purchased Assets) in respect of the Business or the Purchased Assets, including without limitation insurance claims, unliquidated rights under manufacturers’ and vendors’ warranties, rights of recovery, set offs, and credits, including sales tax credits due from the State of California;

          (i)      All licenses, permits, franchises, certificates of authority, certificates of occupancy, safety, fire and health approvals, or any waiver of any of the foregoing, issued to the Seller by any Governmental Authority, but only to the extent transferable;

          (j)      Except for the corporate minute books and related stock records and employment records of the Seller, all business records of the Seller, including, without limitation, all books, records, ledgers, files, documents, correspondence, lists, including, without limitation, customer lists (in whatever form or medium), plats, drawings, photographs, creative materials, advertising and promotional materials, studies, reports and other materials (in whatever form or medium), owned or maintained by the Seller;

          (k)      All rights, claims, and causes of action of Seller under or pursuant to all warranties, representations, indemnifications, hold harmless provisions, and guarantees made by suppliers, licensors, manufacturers, contractors, and others (including Seller’s predecessors in title to the Purchased Assets) in respect of the Business or the Purchased Assets; and

          (l)      All cash on hand of Seller on the Closing Date, which amount shall be at least $13,000.

          2.2      Retained Assets. Notwithstanding anything in this Agreement to the contrary, the Seller will retain only the Key Man Life Insurance Policies (the “Retained Assets”), and the Purchaser will in no way be construed to have purchased or acquired (or to be obligated to purchase or to acquire) any interest whatsoever in any of the Retained Assets.

          2.3      Delivery of Cash. In the event Seller delivers cash to the Purchaser in an amount less than as set forth in Section 2.1(l) at Closing, then the Seller Group shall pay the Purchaser in immediately available funds such shortfall no later than thirty (30) days after the Closing Date. Such shortfall shall bear interest at eight percent (8%) per annum until paid.

ARTICLE 3: LIABILITIES

          3.1      Assumed Liabilities. At the Closing, the Purchaser shall only assume and become responsible for, and shall thereafter pay, perform and discharge as and when due the following liabilities of the Seller (collectively, the “Assumed Liabilities”): all liabilities and obligations of the Seller as of the Closing Date arising under or related to the Assumed Contracts; provided, however, the Purchaser will not assume or be responsible for any such liabilities or obligations to be performed on or prior to the date of the Closing or that arise from breaches of such Assumed Contracts or defaults under such Assumed Contracts by Seller, all of which liabilities and obligations constitute Retained Liabilities.

          3.2      Retained Liabilities.

          (a)      Seller shall retain all liabilities and obligations of Seller, other than the Assumed Liabilities, including, but not limited to obligations of Seller to pay Trade Payables and obligations of Seller to pay Accrued Expenses (such retained liabilities and obligations of Seller are hereinafter collectively called the “Retained Liabilities”).

          (b)      Without limiting the foregoing, other than the Assumed Liabilities specifically identified in Section 3.1, Purchaser shall not assume or take title to the Purchased Assets subject to, or in any way be liable or responsible for, any liabilities or obligations of Seller (whether or not referred to in any Schedule or Exhibit hereto), it being expressly acknowledged that it is the intention of the parties hereto that all liabilities and obligations that Seller have or may have in the future (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to Seller, and whether due or to become due), other than the Assumed Liabilities, shall be and remain the liabilities and obligations of Seller.

          (c)      Without limiting the generality of the foregoing, Purchaser shall not assume or take title to the Purchased Assets subject to, or in any way be liable or responsible for: (a) any liabilities and obligations of Seller relating to the Retained Assets; (b) any liability or obligation of Seller resulting from or relating to the employment relationship between Seller and any of Seller’s present or former employees engaged in connection with the ownership or operation of the Purchased Assets or the termination of any such employment relationship on or prior to the Closing Date, including without limitation severance pay and other similar benefits, if any, and any claims filed on or prior to the Closing Date or which may thereafter be filed by or on behalf of any such present or former employee relating to the employment or termination of employment of any such employee by Seller on or prior to the Closing Date, including without limitation any claim for wrongful discharge, breach of contract, unfair labor practice, employment discrimination, unemployment compensation, or workers’ compensation; (c) any liability or obligation of Seller in respect of any agreement, trust, plan, fund, or other arrangement under which benefits or employment is provided for any of Seller’s present or former employees engaged in connection with the ownership or operation of the Purchased Assets; or (d) any Tax liabilities or deficiencies, whether federal, state, or local, in each such case to the extent applicable to periods ending on or prior to the Closing Date.

          (d)      Except as set forth in Sections 8.1 and 8.3 below, Seller Group shall have no obligation to incur any expense or liability on and after the Closing Date for, or on behalf of, the Purchaser.

ARTICLE 4: PURCHASE PRICE

          4.1      Purchase Price. In consideration for the Purchased Assets, (i) the Purchaser shall pay the Assumed Liabilities when and as due on and after the Closing in the Ordinary Course of Business, (ii) the Purchaser shall pay or cause to be paid for the benefit of the Seller at Closing in immediately available funds an amount sufficient to repay the Indebtedness of the Seller to the Lender under the Seller Group Loan and Security Agreement (the “Closing Payment”), which Closing Payment shall be paid directly to the Lender, and (iii) the Purchaser shall deliver promissory notes in the forms attached as Exhibit A and Exhibit B hereto (collectively, the “Subordinated Notes”) to the Persons set forth on Schedule 4.1 (collectively, the “Subordinated Noteholders”) and in the amounts set forth on Schedule 4.1.

          4.2      Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets in accordance with their fair market values as set forth on Schedule 4.2 attached hereto. Each of the parties hereto shall report the purchase and sale of the Purchased Assets in accordance with the allocations set forth on Schedule 4.2 for all Tax purposes.

ARTICLE 5: CLOSING AND DELIVERIES

          5.1      Closing. The closing of the transactions contemplated in this Agreement (the “Closing”) shall take place on June 15, 2009, or such other date as the parties hereto may mutually determine (the date that the Closing takes place is referred to herein as the “Closing Date”).

          5.2      Deliveries by the Seller Group. At the Closing, the Seller Group shall deliver to the Purchaser the following items:

          (a)      possession of the Purchased Assets;

          (b)      a reasonably current certificate of good standing of Seller issued by the Secretary of State of the state of incorporation of Seller;

          (c)      copies of resolutions of the Board of Directors and shareholders of Seller approving the execution and delivery of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, certified by an officer of Seller;

          (d)      a copy of the Bill of Sale, in the form of Exhibit C attached hereto, duly executed by the Seller;

          (e)      all warranties of all machinery and equipment, and all guarantees from all manufacturers and suppliers relating to any of the Purchased Assets;

          (f)      all contracts, files and other data and documents relating to the Purchased Assets;

          (g)      appropriate termination statements under the Uniform Commercial Code and other instruments as may be requested by the Purchaser to extinguish all Indebtedness of the Seller and all security interests related thereto to the extent directed by the Purchaser;

          (h)      copies of the promissory notes of the Seller made to Mark Waks and each of the Subordinated Noteholders marked “cancelled”;

          (i)      a check in the amount of $150,000 payable to the Purchaser in consideration for the Retained Assets;

          (j)      copies of executed consents identified on Schedule 6.4;

          (k)      a copy of the Sublease Agreement, in the form of Exhibit D attached hereto, duly executed by the Seller (the “Sublease”); and

          (l)      such other documents and instruments as the Purchaser may reasonably request to consummate the transactions contemplated hereby.

          5.3      Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Seller the following items:

          (a)      An assumption agreement in the form of Exhibit E attached hereto, executed by the Purchaser (the “Assumption Agreement”);

          (b)      the Closing Payment;

          (c)      Subordinated Notes to each of the Subordinated Noteholders in the amounts set forth on Schedule 4.1;

          (d)      releases from the Lender of the Guarantors of their guarantees to the Lender of the payments due under the Seller Group Loan and Security Agreement;

          (e)      $97,000 to Mark Waks in consideration for the cancellation of his promissory note made by the Seller;

          (f)      the Sublease, duly executed by the Purchaser;

          (g)      copies of resolutions of the Board of Directors of the Purchaser approving the execution and delivery of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, certified by an officer of the Purchaser; and

          (h)      such other documents and instruments as the Seller may reasonably request to consummate the transactions contemplated hereby.

ARTICLE 6: REPRESENTATIONS AND WARRANTIES OF THE SELLER GROUP

          Each member of the Seller Group, jointly and severally, hereby represents and warrants to the Purchaser, except as set forth in the Schedules to this Agreement, that the following representations and warranties are true and correct, as of the date hereof, and will be, as of the Closing Date, true and correct, except as set forth on the Schedules attached hereto and made a part hereof:

          6.1      Existence and Good Standing. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule 6.1. Seller is not qualified to do business in any jurisdiction other than as set forth on Schedule 6.1, and neither the nature of the business conducted by Seller, nor the property that Seller owns, leases or operates requires Seller to qualify to do business as a foreign corporation in any other jurisdiction. Other than as set forth on Schedule 6.1, Seller does not hold, nor has a right to acquire, an equity interest in any other Person. The Shareholder owns, together with Maria Oronoz, directly or indirectly, all of the equity interests of Seller.

          6.2      Power. Seller has the requisite corporate power and authority to (a) own, operate and lease its properties and assets as and where currently owned, operated and leased, and (b) carry on its business as currently conducted. Each member of the Seller Group has the requisite power and authority to execute, deliver and perform fully his, her or its respective obligations under this Agreement and the Ancillary Agreements.

          6.3      Validity and Enforceability. This Agreement and each of the Ancillary Agreements have been duly and validly executed and delivered to the Purchaser by the Seller Group. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of each member of the Seller Group, as applicable, and constitute the valid and legally binding obligations of each of the members of the Seller Group, enforceable against each member of the Seller Group in accordance with their respective terms, except as may be limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium, liquidation, fraudulent conveyance or other similar Laws affecting the enforcement of creditors’ rights generally from time to time in effect and (b) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at Law or in equity) (collectively, the “General Enforceability Exceptions”).

          6.4      No Conflict. Neither the execution of this Agreement or the Ancillary Agreements, nor the performance by any member of the Seller Group of his, her or its obligations hereunder or thereunder will (a) violate or conflict with Seller’s Articles of Incorporation, Bylaws or other organizational or governing document, as applicable, or any Law or Order, (b) violate, conflict with or result in a breach or termination of, or otherwise give any Person additional rights or compensation under, or the right to terminate or accelerate, or constitute (with notice or lapse of time, or both) a default under the terms of any Contract, to which any member of the Seller Group is a party or by which any of the Purchased Assets are bound or (c) result in the creation or imposition of any Lien with respect to, or otherwise have an adverse effect upon, any of the Purchased Assets. Seller has provided Purchaser with true, correct and complete copies of Seller’s Articles of Incorporation and Bylaws.

          6.5      Consents. Except for the consent of Lender and as set forth on Schedule 6.5, no consent, approval or authorization of any Person, including any Governmental Authority, is required to be made or obtained by the Seller in connection with the execution and delivery by any member of the Seller Group of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

          6.6      Property.

          (a)      Title. Seller has good and marketable title to, or valid and enforceable leasehold interests in, all of the Purchased Assets, in each case free and clear of all Liens other than Liens of Lender, and Liens for current taxes, assessments, fees and other charges by Governmental Authorities which are not due and payable (collectively, the “Permitted Exceptions”). Other than the Permitted Exceptions, Seller has good and marketable indefeasible fee simple title to the real property, together with all of the improvements thereon, to those properties set forth on Schedule 6.6(a) (the “Owned Real Property”).

          (b)      Real Property Leases. Schedule 6.6(b) sets forth a true and complete description of all real property leased, licensed to or otherwise used or occupied (but not owned) by the Seller (collectively, the “Leased Real Property”) including the address thereof, the annual fixed rental, the expiration of the term, any extension options and any security deposits. A true and correct copy of each such lease, license or occupancy agreement, and any amendments thereto, with respect to the Leased Real Property (collectively, the “Real Property Leases”) has been delivered to the Purchaser, and no changes have been made to any Real Property Leases since the date of delivery. All of the Leased Real Property is used or occupied by the Seller pursuant to a Real Property Lease. Each Real Property Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws and principles of equity affecting creditors’ rights and remedies generally. Expect as set forth on Schedule 6.6(b), there are no existing defaults by the Seller or the lessor under any of the Real Property Leases, and no event has occurred which (with notice, lapse of time or both) could reasonably be expected to constitute a breach or default under any of the Real Property Leases by any party or give any party the right to terminate, accelerate or modify any Real Property Lease.

          (c)      Tangible Personal Property. Schedule 6.6(c) sets forth a true and complete list, by category, of all equipment, machinery and other similar tangible personal property, with an estimated individual original cost of $5,000 or more, that is owned or leased by Seller (the “Tangible Personal Property”). Seller is in possession of all the Tangible Personal Property.

          6.7      Necessary Property and Condition of Property. Seller is the only entity through which the Business is conducted, and no member of the Seller Group or any of their respective Affiliates owns, leases or uses any assets related to the Business, other than the Purchased Assets. The Purchased Assets are in good condition and repair (subject to normal wear and tear consistent with the age of the Purchased Assets) and are sufficient for the operation of the Seller’s Business as currently conducted and presently proposed to be conducted. All of the Purchased Assets have been maintained, repaired and replaced consistent with past practice in a manner which is appropriate for the continued operation of the Business.

          6.8      Unclaimed Funds. (i) Seller does not have any liabilities, at or as of the Closing Date, under the unclaimed funds or unclaimed property laws of any jurisdiction in which Seller transacts business (“Jurisdictions”), except liabilities reflected on the Financial Statements or the Interim Financial Statements, (ii) Seller has timely and properly reported and surrendered all unclaimed funds and unclaimed property to the states in the Jurisdictions in accordance with the laws of such Jurisdictions, and (iii) Seller has complied with, is not in violation of or delinquent in any respect to, the unclaimed funds or unclaimed property laws of the Jurisdictions and have not paid, received notice of or otherwise been subjected to any civil or criminal penalties, including, without limitation, any fines, interest payments or other penalties, under such laws.

          6.9      Litigation. There is no instance in which Sellers, in connection with the operation of the Business or the Purchased Assets, is or has been within the three-year period prior to the date of this Agreement (a) subject to any unsatisfied Order or (b) a party, or, are threatened to be made a party, to any complaint, action, suit, proceeding, hearing or investigation of any Person or Governmental Authority. No event has occurred or circumstances exist that could give rise to or serve as a basis for the commencement of any complaint, action, suit, proceeding, hearing or investigation of any Person or Governmental Authority. There are no judicial or administrative actions, proceedings or investigations pending or, to Seller’s Knowledge, threatened that question the validity of this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby.

          6.10      Compliance with Laws. Seller is now, and has been within the past three years, in compliance with all Laws and Orders applicable to the Purchased Assets and the Business, including without limitation, those respecting (a) labor and employment Laws, standards and practices (including, without limitation, all payroll and payroll withholding practices associated therewith), (b) zoning applicable to the operation of the Business on the Leased Real Property, (c) Intellectual Property and (d) Environmental Laws. No member of the Seller Group has Knowledge of any proposed Law or Order that would be applicable to the Purchased Assets or the Business and that would result in a Material Adverse Change to the Purchased Assets or the Business.

          6.11      Conduct of Business. Since December 31, 2008, Seller’s Business has been conducted in the Ordinary Course of Business and the Purchased Assets are in substantially the same condition as such assets were on such date, normal wear and tear excepted. Without limiting the generality of the foregoing, since December 31, 2008, Seller has not:

          (a)      borrowed any amount or incurred or become subject to any liability except (i) current liabilities incurred in the Ordinary Course of Business, (ii) liabilities under Contracts entered into in the Ordinary Course of Business and (iii) borrowings under lines of credit existing on such date;

          (b)      mortgaged, pledged or subjected to any Lien, any of the Purchased Assets, except Permitted Exceptions and except to the Lender;

          (c)      sold, assigned, licensed, leased or transferred (including, without limitation, transfers to any employees, Seller Group or any of their Affiliates) any Purchased Assets except in the Ordinary Course of Business, or canceled any debts or claims;

          (d)      waived any rights of value or suffered any losses except in the Ordinary Course of Business;

          (e)      taken any other action or entered into any other transaction (including any transactions with employees, Seller Group or any of their Affiliates) other than in the Ordinary Course of Business or other than the transactions contemplated by this Agreement and the Ancillary Agreements;

          (f)      suffered any theft, damage, destruction or material loss of or to any Purchased Assets;

          (g)      (i) increased the salary, wages or other compensation rates of any officer, employee, director or consultant of Seller except in the Ordinary Course of Business (ii)

failed to pay profit-sharing bonuses and any other regularly-paid bonuses to any officer, employee, director or consultant in a manner that is not consistent with the Ordinary Course of Business, (iii) made or granted any increase in any Employee Plan, or amended or terminated any existing Employee Plan, or adopted any new Employee Plan or made any commitment or (iv) incurred any liability to any labor organization;

          (h)      made any capital expenditures or commitments therefor;

          (i)      made any change in accounting or Tax principles, practices or policies from those utilized in the preparation of the Financial Statements;

          (j)      made any write-off or write-down of or made any determination to write-off or write-down any of the assets and properties of Seller, except in the Ordinary Course of Business;

          (k)      made any change in the general pricing practices or policies or any change in the credit or allowance practices or policies;

          (l)      entered into any amendment, modification, termination (partial or complete) or granted any waiver under or given any consent with respect to any Contract that is required to be disclosed in the Schedules to this Agreement; or

          (m)      commenced or terminated any line of business.

          6.12      Labor Matters.

          (a)      Union and Employee Contracts. (i) Seller is not a party to or bound by any union contract, collective bargaining agreement, employment contract, independent contractor agreement, consultation agreement or other similar type of contract, (ii) Seller has not agreed to recognize any union or other collective bargaining unit and (iii) no union or collective bargaining unit has been certified as representing the employees of Seller and no organizational attempt has been made or threatened by or on behalf of any labor union or collective bargaining unit with respect to any employees of Seller employed in connection with the Business. With respect to its Business, Seller has not experienced any labor strike, dispute, slowdown or stoppage or any other labor difficulty during the past five years.

          (b)      List of Employees, Etc. Schedule 6.12(b) sets forth a list of the employees, consultants and independent contractors of Seller, their positions, their dates of hire, whether their status is active or inactive (and if inactive, the reason that they are inactive and their expected return to work date), their work status (full-time, part-time, temporary, casual, etc.), the rate of all regular and special compensation payable to each such person in any and all capacities and any regular or special compensation that will be payable to each such person in any and all capacities as of the Closing Date other than the then current accrual of regular payroll compensation. No member of the Seller Group has any Knowledge that any of the employees with respect to the Seller’s business intends to terminate their employment relationship with Seller.

          (c)      Labor and Employee Laws. Except as set forth in Schedule 6.12(c), there are no audits, complaints, claims or charges pending, outstanding, or to Seller’s Knowledge, anticipated or threatened, nor are there any orders, decisions, directions or convictions currently registered or outstanding by any Governmental Authority against or in respect of Seller under any Laws, and without limiting the generality of the foregoing, there are no outstanding, pending or threatened charges or complaints against Seller relating to unfair labor practices or discrimination or under any legislation relating to employees, labor or labor relations. Seller has paid in full all amounts owing under applicable workers compensation legislation, and the workers’ compensation claims experience of Seller would not permit a penalty reassessment under such legislation. There are no charges or orders requiring Seller to comply outstanding under applicable occupational health and safety legislation.

          6.13      Employee Benefit Plans.

          (a)      Schedule 6.13(a) sets forth a complete list of (i) all “employee benefit plans,” as defined in Section 3(3) of ERISA, (ii) all other severance pay, salary continuation, bonus, incentive, stock option, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds, or arrangements of any kind, and (iii) all other employee benefit plans, contracts, programs, funds or arrangements (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated) and any trust, escrow or similar agreement related thereto, whether or not funded, in respect of any present or former employees, directors, officers, shareholders, consultants or independent contractors of Seller or with respect to which Seller has made or is required to make payments, transfers or contributions in respect of any present or former employees, directors, officers, shareholders, consultants or independent contractors of Seller (all of the above being hereinafter individually or collectively referred to as “Employee Plan” or “Employee Plans,” respectively). Seller has no liability with respect to any plan, arrangement or practice of the type described in the preceding sentence other than the Employee Plans.

          (b)      True and complete copies of the following materials have been delivered to the Purchaser: (i) all current and prior plan documents for each Employee Plan and amendments thereto or, in the case of an unwritten Employee Plan, a written description thereof, (ii) all determination letters from the IRS with respect to any of the Employee Plans, including if any Employee Plan relies on an opinion letter issued by the IRS to the prototype or master plan sponsor, a copy of that IRS opinion letter, (iii) all current and prior summary plan descriptions, summaries of material modifications, annual reports and summary annual reports or, if any of these is not required, a written statement to that effect including the reason, (iv) all current and prior trust agreements, insurance contracts and other documents relating to the funding or payment of benefits under any Employee Plan, (v) the most recent and two years prior actuarial reports and financial statements relating to any Employee Plan and (vi) any other documents, forms or other instruments relating to any Employee Plan, the delivery of which to the Purchaser would not violate applicable Law.

          (c)      Each Employee Plan has been maintained, operated and administered in compliance with its terms and any related documents or agreements and in compliance with all applicable Laws.

          (d)     There is no pending or, to Seller’s Knowledge, threatened assessment, complaint, proceeding or investigation of any kind in any court or before any Governmental Authority with respect to any Employee Plan (other than routine claims for benefits), nor is there any basis for one.

          (e)      All (i) insurance premiums required to be paid with respect to, (ii) benefits, expenses and other amounts due and payable under and (iii) contributions, transfers or payments required to be made to, any Employee Plan prior to the Closing Date have been paid, made or accrued on or before the Closing Date.

          (f)      Seller has not agreed, promised or committed to institute any plan, program, arrangement or agreement for the benefit of employees or former employees of Seller other than the Employee Plans, or to make any amendments to, or increase benefits under, any of the Employee Plans.

          6.14      Environmental. Except as set forth on Schedule 6.14:

          (a)      To the Seller’s Knowledge, Seller has not been in violation of any Environmental Law, engaged in or permitted any operations or activities upon, or any use or occupancy of the Real Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Real Property, or transported any Hazardous Materials to, from or across the Real Property, nor are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about the Real Property.

          (b)      To the Seller’s Knowledge, neither the Seller nor the Shareholder have received written notice or other communication concerning any alleged violation of Environmental Law, whether or not corrected to the satisfaction of the appropriate authority, nor notice or other communication concerning alleged liability for Environmental Damages in connection with the Real Property and there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or threatened, relating to the ownership, use, maintenance or operation of the Real Property by any person, or from alleged violation of Environmental Laws, or from the suspected presence of Hazardous Material on the Real Property.

          (c)      If either the Seller or the Shareholder shall become aware of or receive written notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Law, or liability of the Seller for Environmental Damages in connection with the Real Property or past or present activities of any person thereon, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceedings, complaint, notice, order, writ, or injunction, relating to same, then they shall deliver to the Purchaser, within fifteen (15) days of the receipt of such notice or communication by such party, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of the Purchaser to defend or otherwise respond to any such notification.

          6.15      Contracts. Schedule 6.15 sets forth all of the contracts including, without limitation, any contract, agreement, lease, instrument, guarantee, bid, order or proposal to which Seller is a party or to which any of the Purchased Assets are bound (the “Contracts”). Seller has provided to the Purchaser true, correct and complete copies of each such Contract, as amended to date. Each Contract listed on Schedule 6.15 (or required to be listed on Schedule 6.15) is a valid, binding and enforceable obligation of Seller, enforceable in accordance with its terms except as may be limited by the General Enforceability Exceptions. With respect to the Contracts set forth on Schedule 6.15 (or required to be listed on Schedule 6.15): (a) Seller is not, nor any other party thereto is in default under or in violation of any Contract; (b) no event has occurred which (with notice or lapse of time, or both) would constitute such a default or violation by Seller or any other party to any Contract; and (c) Seller has not released any of its rights under any Contract.

          6.16      Licenses and Permits. Schedule 6.16 sets forth a true and complete list and description of all licenses, permits and other authorizations of any Governmental Authority held by Seller and used by Seller in the conduct of the Business. Seller is in compliance with the terms of such licenses, permits and authorizations and there is no pending or, to Seller’s Knowledge, threatened, termination, expiration or revocation thereof. Except for the licenses, permits and authorizations set forth and described in Schedule 6.16, there are no licenses, permits or other authorizations, whether written or oral, necessary or required for the conduct of the Business or for their ownership or use of any of the Purchased Assets.

          6.17      Intellectual Property.

          (a)      Seller does not own any Intellectual Property. Schedule 6.17(a) sets forth all Software used (but not owned) by Seller. All fees associated with maintaining any Intellectual Property required to have been set forth on Schedule 6.17(a) have been paid in full in a timely manner to the proper Governmental Authority. Except as set forth on Schedule 6.17(a), all of the Intellectual Property listed thereon and owned by Seller are registered, valid and enforceable.

          (b)      To Seller’s Knowledge, Seller does not infringe or otherwise violate and has not infringed or otherwise violated any Intellectual Property right of any other

Person. None of the Intellectual Property owned by Seller or exclusively licensed to them is being infringed or otherwise violated by any other Person.

          (c)      To Seller’s Knowledge, no claim, demand, complaint, action, suit, proceeding, hearing or investigation has been made or threatened, nor is there any claim, demand, complaint, action, suit, proceeding, hearing or investigation that is pending or, to its Knowledge, is threatened, that (i) challenges the rights of Seller in respect of any Intellectual Property, (ii) asserts that the operation of the business of the Seller is, was or will be infringing or otherwise in violation of any Intellectual Property, or is (except as set forth in a Contract listed on Schedule 6.15) required to pay any royalty, license fee, charge or other amount with regard to any Intellectual Property or (iii) claims that any default exists under any agreement or arrangement set forth or required to be set forth on Schedule 6.15.

          6.18      Financial Statements.

          (a)      Schedule 6.18 sets forth true and complete copies of (i) the audited balance sheets of Seller as of December 31, 2007 and 2006 and the related audited statements of income and shareholders’ equity for the years then ended and the unaudited balance sheet of Seller as of December 31, 2008 and the related unaudited statements of income and shareholders’ equity for the year then ended, together with the notes thereto, and the other financial information included therewith (collectively, the “Financial Statements”), and (ii) the unaudited balance sheet as of April 30, 2009 and the related statements of income for the four (4) month period then ended (collectively the “Interim Financial Statements”).

          (b)      The Financial Statements present fairly, in all material respects, the financial position, results of operations of Seller at the dates and for the time periods indicated, and have been prepared by the management of Seller in a manner consistent with Seller’s historic accounting practices, consistently applied throughout the periods indicated. The Interim Financial Statements present fairly in all material respects the financial position, results of operations and shareholders’ equity of Seller at the date and for the period indicated and have been prepared in a manner consistent with Seller’s historic accounting practices. The Financial Statements and the Interim Financial Statements were derived from the books and records of Seller.

          6.19      Undisclosed Liabilities. Except as reflected in the Interim Financial Statements or as set forth on Schedule 6.19, Seller has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, regardless of when asserted) arising out of transactions or events entered into prior to the Closing Date, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events occurring prior to the Closing Date hereof, except liabilities which have arisen after the date of the Interim Financial Statements in the Ordinary Course of Business.

          6.20      Accounts Receivable. All Accounts Receivable of Seller represent sales actually made in the Ordinary Course of Business or valid claims as to which full performance has been rendered by Seller. All of the Accounts Receivable of Seller are, in the aggregate, collectible in full, in the Ordinary Course of Business. No counter claims, defenses or offsetting claims with respect to the Accounts Receivable of Seller are pending or, or to Seller’s Knowledge, threatened.

          6.21      Indebtedness. Schedule 6.21 sets forth a true, correct and complete list of the individual components (indicating the amount and the Person to whom such Indebtedness is owed) of all the Indebtedness outstanding with respect to Seller as of the Closing Date.

          6.22      Taxes.

          (a)      All Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Governmental Authority responsible for the imposition of any Tax (a “Taxing Authority”) with respect to any Tax period (or portion thereof) ending on or before the date of this Agreement (a “Pre-Closing Tax Period”) by or on behalf of Seller (collectively, the “Returns”) have, to the extent required to be filed on or before the date of this Agreement, been filed when due in accordance with all applicable Laws.

          (b)      The Returns (i) correctly reflect in all material respects the facts regarding the income, business, assets, operations, activities and status of Seller as reported therein, (ii) were correct and complete in all material respects and (iii) have been prepared in accordance with all applicable Laws. Seller is not a beneficiary of any extension of time within which to file any Return.

          (c)      To the Knowledge of Mark Waks, the Returns have never been audited by any Taxing Authority.

          (d)      Seller does not have any Tax liabilities (whether due or to become due) with respect to the income, property and operations of Seller that relate to any Pre-Closing Tax Period, except for Tax liabilities reflected in the Interim Financial Statements or that have arisen after the date of the Interim Financial Statements in the Ordinary Course of Business.

          (e)      All Taxes owed by Seller (whether or not shown as due and payable on the Returns that have been filed) have been timely paid, or withheld and remitted to the appropriate Taxing Authority.

          (f)      Seller has collected and remitted all Taxes collectible or remittable, as applicable, by it on or before the Closing Date.

          (g)      Seller has not nor any member of any affiliated, consolidated, combined or unitary group of which any Seller is or has been a member has granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired.

          (h)      There is no action, suit, proceeding, claim, audit or investigation now pending of which any member of the Seller Group is aware or any action, suit, proceeding, claim, audit or investigation to Seller’s Knowledge threatened against or with respect to Seller in respect of any Tax.

          (i)      There are no Liens for Taxes upon the Purchased Assets, except liens for current Taxes not yet due.

          (j)      Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

          6.23      Insurance. Seller’s insurance policies are in full force and effect. Seller is not in default under any of them, all policies are paid in full and no premiums are due prior to June 30, 2009. The insurance policies for Seller are in amounts providing reasonably adequate coverage against all risks customarily insured against by companies and subsidiaries in similar lines of business as Seller. The current limits of liability of all insurance policies of Seller have not been exhausted and/or are not impaired. No notice of cancellation or termination or nonrenewal has been received with respect to any such policy which has not been cured.

          6.24      Brokers. Except that GVC Financial Services LLC has performed crisis management consulting services for Seller, no Person has acted directly or indirectly as a broker, finder or financial advisor for any member of the Seller Group in connection with the negotiations relating to the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of any member of the Seller Group.

          6.25      Disclosure. Seller Group has not withheld from the Purchaser any material facts relating to the assets, properties, liabilities, business operations, financial condition, results of operations or prospects of its Business. Neither this Agreement (including the Exhibits and Schedules hereto) or the Ancillary Agreements nor any other agreement, document, certificate or written statement furnished to the Purchaser by or on behalf of Seller Group in connection with this Agreement, the Ancillary Agreements or the transactions contemplated by hereunder or thereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

ARTICLE 7: REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants to the Seller Group as follows:

          7.1      Existence and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

          7.2      Power. The Purchaser has the requisite power and authority to execute, deliver and perform fully its obligations under this Agreement and the Ancillary Agreements.

          7.3      Validity and Enforceability. This Agreement and each of the Ancillary Agreements have been duly and validly executed and delivered to the Seller Group by the Purchaser. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Purchaser and constitute the valid and legally binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as may be limited by the General Enforceability Exceptions.

          7.4      No Conflict. Neither the execution of this Agreement or the Ancillary Agreements, nor the performance by the Purchaser of its obligations hereunder or thereunder will violate or conflict with the Purchaser’s Articles of Incorporation or Bylaws or any Law or Order.

          7.5      Consents. No consent, approval or authorization of any third party or Governmental Authority is required in connection with the execution and delivery by the Purchaser of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.

          7.6      Brokers. No Person has acted directly or indirectly as a broker, finder or financial advisor for the Purchaser in connection with the negotiations relating to the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Purchaser, provided, however, that GVC Financial Services LLC has acted as a financial advisor for the Purchaser in connection with its financing transaction with the Lender and will be entitled to a fee in respect thereof.

ARTICLE 8: ADDITIONAL AGREEMENTS

          8.1      Employee Matters. Until it receives one or more notices from the Purchaser as set forth below, the Seller will continue to employ its employees that are employees on the Closing Date after the Closing Date. Seller hereby agrees to make such employees available to the Purchaser on a full time basis to provide the same services to the Purchaser to enable it to operate the Business after the Closing Date that they provided to the Seller prior to the Closing Date. The Purchaser shall pay the Seller bi-weekly for the use of such employees all of the compensation and associated costs, including, but not limited to, wages or payroll, workers compensation, and health care benefits, that they were entitled to prior to the Closing Date and Seller agrees to promptly pay such compensation to its employees upon receipt. Seller shall comply with all Tax withholding obligations with respect to such employees on a timely basis. The Purchaser shall provide the Seller with five (5) days written notice that it no longer requires the services of one or all such employees and its obligation to pay the fees above shall end on the fifth day after such notice is provided or shall be reduced accordingly if less than all of the employees are no longer needed. Purchaser shall use its best efforts to allow for Seller to terminate its employees within 14 days of the Closing Date, and, in any event, Seller shall have the right to terminate its employees by not later than 30 days after the Closing Date. Nothing in this Agreement shall be construed as a commitment or obligation of the Purchaser to offer employment, or otherwise continue the employment of, any of the employees.

          8.2      Nonassignable Contracts. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to sell, convey, assign, sublease or transfer any Purchased Assets if any attempted sale, conveyance, assignment, sublease or transfer of such assets, without the consent of another Person to such transfer, would constitute a breach by Seller or the Purchaser with respect to such Purchased Asset. In the event that any required consent is not obtained on or prior to the date of this Agreement, Seller will use their best efforts to (i) provide to the Purchaser the benefits of the applicable Assumed Contract, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Purchaser and (iii) enforce at the request of the Purchaser and for the account of the Purchaser any rights of Seller arising from any such Assumed Contract (including the right to elect to terminate such Assumed Contract in accordance with the terms thereof upon the request of the Purchaser).

          8.3      Service Contracts. Until it receives one or more notices from the Purchaser as set forth below, the Seller shall continue to keep in place after the Closing Date the Contracts set forth on Schedule 8.3 and make all such payments required thereunder on a timely basis. The Seller shall make available to the Purchaser the use of all of the assets and services covered by such Contracts and the Purchaser shall pay the Seller on a timely basis all of the amounts required for the Seller to make the payments required under such Contracts and all other costs incurred by Seller to maintain the integrity of the portfolio of Consumer Notes, including, but not limited to, costs associated with repossession of vehicles. The Purchaser upon five (5) days written notice may terminate its right to have the benefit of one or more of such Contracts and thereafter cease making any payments to the Seller with respect thereto. In the event that the Purchaser sells the entire portfolio of Consumer Notes after the Closing Date, the Seller agrees to either assign all of its rights with respect to the Contracts set forth on Schedule 8.3 to the extent that the purchaser of the Consumer Notes desires to assume such Contracts or to make the benefits of such Contracts available to the purchaser on the same basis provided to the Purchaser in this Section 8.3. Purchaser agrees to use its best efforts to consummate a sale of the portfolio of Consumer Notes within 14 days of the Closing Date, and, in any event, Seller shall have the right to terminate all commitments and obligations set forth in this Section 8.3 by the 30th day following the Closing Date.

          8.4      Sales Tax Credits. Seller shall pay to the Purchaser all sales tax credits it receives from the State of California after the Closing Date no later than ten (10) days after its receipts of such funds. Any such amount received by the Seller but not timely paid to the Purchaser shall bear interest at eight percent (8%) per annum until paid.

          8.5      Charge-Offs and Sale of Consumer Notes. So long as the Purchaser holds any of the Consumer Notes, the Purchaser shall be entitled to review the collectability of the Consumer Notes on a quarterly basis beginning with the quarter ending October 31, 2009, and determine whether, pursuant to the Purchaser’s normal charge-off policy as described in Schedule 8.5, it should charge off in whole or in part any of the Consumer Notes. In addition, the Purchaser may sell some or all of the Consumer Notes after the Closing Date to one or more buyers at a discount to the remaining balance due under such Consumer Notes. In the event that the Purchaser charges off any amount due under a Consumer Note in accordance with this Section 8.5 or in the event that it sells one or more of the Consumer Notes at a discount to the remaining balance due under such Consumer Notes, then the Purchaser shall be entitled to offset the amount of such charge-offs and discounts against any amount owed to Malcolm S. Brook under the terms of the Subordinated Note delivered to him at the Closing, with such offset being applied against next payment or payments due thereunder; provided however, that such charge-offs and discounts shall not exceed $1,213,762.76 in the aggregate; and provided further, that Malcolm S. Brook shall be entitled to a credit against any such offset for (a) the sales tax credits that the Purchaser receives as described in Section 8.4, and (b) amounts ultimately recovered or received by Purchaser under Consumer Notes which were previously charged off pursuant to this Section 8.5. The Purchaser shall deliver written notice to Malcolm S. Brook of any charge-offs and sales of Consumer Notes at a discount no later than ninety (90) days after the end of the quarter in which the same occur. Notwithstanding the provisions contained in Article IX, the indemnification obligations of the members of the Seller Group under Article IX shall not apply to amounts charged off with respect to the Consumer Notes or discounts on the sale of Consumer Notes as such matters are to be governed solely by the provisions of this Section 8.5.

ARTICLE 9: REMEDIES

          9.1      General Indemnification Obligation. Each member of the Seller Group shall, jointly and severally, indemnify and hold harmless the Purchaser and its officers, directors, employees, agents and Affiliates from and against any and all losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, taxes, costs, fees, expenses (including, but not limited to, reasonable attorneys’ fees) and disbursements (collectively, the “Losses”) actually sustained by any of such Persons based upon, arising out of or otherwise in respect of (a) any inaccuracies in any representation or warranty, or any breach of any covenant or agreement of any member of the Seller Group contained in this Agreement (including any Schedule or Exhibit attached hereto) or any Ancillary Agreement, (b) any of the Retained Liabilities, including, but not limited to, any liability, claim, obligation or proceeding of any nature whatsoever relating to or arising out of the operations and business of the Seller or the Purchased Assets and/or any action or failure to act on the part of the Seller or Shareholder prior to the Closing Date, and (c) any actions taken with respect to the Bank Account by the Seller on and after the Closing Date without written authorization from the Purchaser. The Purchaser shall indemnify and hold harmless the Seller Group and its respective officers, directors, employees, agents and Affiliates from and against any and all Losses actually sustained by any of such Persons resulting from (a) any inaccuracies in any representation or warranty, or any breach of any covenant or agreement of the Purchaser contained in this Agreement (including any Schedule or Exhibit attached hereto) or any Ancillary Agreement, (b) any of the Assumed Liabilities, (c) use of the Purchased Assets on and after the Closing Date, and (d) except as set forth in the Seller Group’s indemnification obligation set forth above, the use and control of the Bank Account by the Purchaser on and after the Closing Date .

          9.2      Notice and Opportunity to Defend.

          (a)      Notice of Asserted Liability. As soon as is reasonably practicable after the Seller Group, on the one hand, or the Purchaser, on the other hand, becomes aware of any claim that may result in a Loss, but for which it or they are entitled to indemnification under Section 9.1 hereof (a “Liability Claim”), such party (the “Indemnified Party”) shall give notice thereof (a “Claims Notice”) to the other party (the “Indemnifying Party”). A Claims Notice shall describe the Liability Claim in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnified Party. No delay in or failure to give a Claims Notice by the Indemnified Party to the Indemnifying Party pursuant to this Section 9.2(a) shall adversely affect any of the other rights or remedies which the Indemnified Party has under this Agreement, or alter or relieve the Indemnifying Party of its obligation to indemnify the Indemnified Party to the extent that such delay or failure has not materially prejudiced the Indemnifying Party.

          (b)      Opportunity to Defend. The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within thirty (30) days of receipt of a Claims Notice from the Indemnified Party of the commencement or assertion of any Liability Claim in respect of which indemnity may be sought under this Article 9 for a claim brought by a third party to assume and conduct the defense of such Liability Claim in accordance with the limits set forth in this Agreement with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, however, that (i) the defense of such Liability Claim by the Indemnifying Party will not, in the reasonable judgment of the Indemnified Party, have a material adverse effect on the Indemnified Party; and (ii) the Indemnifying Party has sufficient financial resources, in the reasonable judgment of the Indemnified Party, to satisfy the amount of any adverse monetary judgment that is reasonably likely to result; and (iii) the Liability Claim solely seeks (and continues to seek) monetary damages; and (iv) the Indemnifying Party expressly agrees in writing that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the

Liability Claim in accordance with the limits set forth in this Agreement (the conditions set forth in clauses (i) through (iv) are collectively referred to as the “Litigation Conditions”). If the Indemnifying Party does not assume the defense of a Liability Claim in accordance with this Section 9.2(b), the Indemnified Party may continue to defend the Liability Claim. If the Indemnifying Party has assumed the defense of a Liability Claim as provided in this Section 9.2(b), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that if (i) any of the Litigation Conditions cease to be met or (ii) the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Liability Claim, the Indemnified Party may assume its own defense, and the Indemnifying Party shall be liable for all reasonable costs or expenses paid or incurred in connection therewith. The Indemnifying Party or the Indemnified Party, as the case may be, has the right to participate in (but not control), at its own expense, the defense of any Liability Claim that the other is defending as provided in this Agreement. The Indemnifying Party, if it shall have assumed the defense of any Liability Claim as provided in this Agreement, shall not, without the prior written consent of the Indemnified Party, consent to a settlement of, or the entry of any judgment arising from, any such Liability Claim which (i) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a complete release from all liability in respect of such Liability Claim, or (ii) grants any injunctive or equitable relief or (iii) may reasonably be expected to have a material adverse effect on the affected business of the Indemnified Party. The Indemnified Party shall have the right to settle any Liability Claim, the defense of which has not been assumed by the Indemnifying Party.

          9.3      Survivability of Representations and Warranties and Covenants; Limitations on Indemnification. The representations and warranties of the Seller Group and the Purchaser combined in this Agreement will survive for a period ending on the third anniversary of the Closing Date (the “Expiration Date”); provided, however, that (i) the Expiration Date for any Liability Claim relating to a breach of or an inaccuracy in the representations and warranties set forth in Section 6.9 (Litigation), Section 6.10 (Compliance with Laws), Section 6.13 (Employee Benefit Plans), Section 6.14 (Environmental) and Section 6.22 (Taxes) shall be the expiration of the applicable statute of limitations (taking into account any extensions, suspension or tolling under applicable Law); (ii) there will be no Expiration Date for any Liability Claim relating to a breach of or inaccuracy in the representations and warranties set forth in Section 6.1 (Existence and Good Standing), Section 6.2 (Power), Section 6.3 (Enforceability), Section 6.6(a) (Title), Section 6.21 (Indebtedness) and Section 6.24 (Brokers) (the representations and warranties set forth in clauses (i) and (ii) of this Section 11.3(a) are, collectively, the “Excluded Representations”) and (iii) any Liability Claim pending on any Expiration Date for which a Claims Notice has been given in accordance with Section 11.2(a) on or before such Expiration Date may continue to be asserted and indemnified against until finally resolved. All of the covenants and agreements of the Sellers and the Purchaser contained in this Agreement shall survive after the Closing Date in accordance with their terms for an indefinite period. There will be no Expiration Date for any Liability Claim relating to fraud or intentional misrepresentation.

          9.4      Right of Setoff. If any Indemnifying Party fails to make any payment as contemplated by this Article IX, or if any Indemnifying Party shall fail to make any payment due and owing any Indemnified Party under the terms of this Agreement, then such Indemnified Party shall be entitled to elect to offset such amount against any amount due and owing any Indemnifying Party under the terms of any of this Agreement, provided, further, that if the Purchaser is the Indemnified Party then it may elect to offset any such amount against any of the Subordinated Notes delivered to the Subordinated Noteholders at the Closing, provided, however, that the Purchaser must first offset against the Subordinated Note delivered to Malcolm S. Brook until there is no further amount due thereunder before it offsets against any of the Subordinated Notes held by the other Subordinated Noteholders.

ARTICLE 10: CONFIDENTIALITY

          10.1      Confidentiality. From and after the Closing, without the prior written consent of the Purchaser, the Seller Group shall not, except on behalf of the Purchaser, directly or indirectly, use any of the Seller’s Confidential Information (as defined below) for the Seller Group’s own purposes or for the benefit of any other person, firm, corporation, partnership or other entity or disclose any Seller’s Confidential Information to any person, firm, corporation, partnership or other entity. As used herein, the term “Seller’s Confidential Information” means (i) all of the Purchaser’s confidential business information, trade secrets, (as defined under applicable statute or common law) innovations and inventions, expertise and know-how, customer information, pricing information, vendor information, intellectual property and other non-public information concerning the Purchaser’s Business (as defined below) and (ii) except as set forth below, any and all information relating to the terms of the transactions contemplated by this Agreement. As used herein, the term “Purchaser’s Business” means the business of the Purchaser or any of its subsidiaries as conducted on and prior to the date hereof, as well as the business that the Purchaser is acquiring pursuant hereto. “Seller’s Confidential Information” does not include information which: (i) is in or enters the public domain or is or becomes generally known in the industry without breach of the confidentiality obligations in this Agreement; or (ii) is received by the Seller Group from a third party without any breach of any obligation of confidentiality in respect of such information provided that the receipt of such information is not subject to any obligations of confidentiality. Notwithstanding the foregoing, the Seller Group may disclose Seller’s Confidential Information in the following circumstances: (A) disclosure to third parties to the extent that the Seller’s Confidential Information is necessary for disclosure on income tax returns of any members of the Seller Group or in any litigation in connection with the Business, provided that the Seller Group promptly notify the Purchaser as early as practicable upon learning of such requirement; and (B) disclosure to legal counsel for the Seller Group, accountants or professional advisors to the extent necessary for them to advise upon the interpretation or enforcement of this Agreement.

ARTICLE 11: MISCELLANEOUS

          11.1      Further Assurances. From and after the Closing Date, at the request of the Purchaser, the Seller Group shall execute and deliver or cause to be executed and delivered to the Purchaser such other agreements or instruments, in addition to those required by this Agreement, as the Purchaser may reasonably request, in order to implement the transactions contemplated by this Agreement. From and after the Closing Date, at the request of the Seller Group, the Purchaser shall execute and deliver or cause to be executed and delivered to the Seller Group, such other agreements or instruments, in addition to those required by this Agreement, as the Seller Group may reasonably request, in order to implement the transactions contemplated by this Agreement.

          11.2      Expenses. Each of the parties shall bear their respective expenses incurred or to be incurred in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby.

          11.3      Assignment; Third Party Beneficiaries. The rights and obligations of the Seller Group under this Agreement may not be assigned without the prior written consent of the Purchaser. The Seller Group agrees that in connection with the sale by the Purchaser of at least seventy-five percent (75%) of the Consumer Notes, the representations and warranties set forth in Article VI shall be deemed to have also been made to the purchaser of the Consumer Notes by the Seller Group as of the date hereof and the purchaser of the Consumer Notes shall also be entitled to all of the indemnification rights set forth in Sections 9.1, 9.2 and 9.3. Notwithstanding the foregoing, Section 8.5 shall only benefit the Purchaser and shall be inapplicable to such a purchaser of the Consumer Notes.

          11.4      Headings. The headings contained in this Agreement are included for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

          11.5      Integration, Modification and Waiver. This Agreement, together with the exhibits, schedules and certificates or other instruments delivered under this Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

          11.6      Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. Any reference to the singular in this Agreement shall also include the plural and vice versa.

          11.7      Severability. If any provision of this Agreement or the application of any provision of this Agreement to any party or circumstance shall, to any extent, be adjudged invalid or unenforceable, the application of the remainder of such provision to such party or circumstance, the application of such provision to other parties or circumstances, and the application of the remainder of this Agreement shall not be affected thereby.

          11.8      Notices. All notices and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered in person, (b) when dispatched by electronic facsimile transfer (if confirmed in writing by mail simultaneously dispatched), (c) one business day after having been dispatched by a nationally recognized overnight courier service or (d) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid, to the appropriate party at the address or facsimile number specified below:

If to Seller:

Star Financial Services, a California corporation
25 Orion Way
Coto de Caza, CA 92679
Attention: Mark Waks, President

If to Shareholder:

Malcolm S. Brook
300 N. Swall Drive Unit 207
Beverly Hills, CA 90211
Facsimile: _______________

The Brook Family Trust
300 N. Swall Drive Unit 207
Beverly Hills, CA 90211
Attention: Malcolm S. Brook
Facsimile: (561) 695-2210

with a copy to:

Levene, Neale, Bender, Rankin & Brill LLP
10250 Constellation Boulevard
Suite 1700
Los Angeles, California 90067
Attention: Ron Bender, Esq.
Facsimile: (310) 415-4142

If to the Purchaser:

Carbiz USA Inc.
7115 16th Street East, Unit #105
Sarasota, Florida 34243
Attention: Stan Heintz, CFO
Facsimile: (941) 308-2718

with a copy to:

Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard,
Suite 2800
Tampa, Florida 33602
Attention: Michael H. Robbins, Esq.
Facsimile: (813) 229-1660

Any party may change its address or facsimile number for the purposes of this Section 11.8 by giving notice as provided in this Agreement.

          11.9      Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and shall in all respects be interpreted, enforced, and governed under the internal and domestic laws of such state, without giving effect to the principles of conflicts of laws of such state. Each of the parties submits to the exclusive jurisdiction of the U.S. District Court for the Middle District of Florida, and the Circuit Court in and for Hillsborough County, Florida, as the exclusive proper forum in which to adjudicate any case or controversy arising hereunder.

          11.10     Entire Agreement. This Agreement, together with all exhibits and schedules attached hereto, represents the final, complete, and exclusive expression of understanding between the parties with respect to the subject matter hereof. All previous or contemporaneous agreements, understandings, or representations between the parties, oral or written, are superseded by and merged into this Agreement.

          11.11     Attorney’s Fees. In the event of any action or proceeding arising out of or relating to this Agreement or the breach, termination, validity, interpretation, or enforcement of this Agreement, the prevailing party shall be entitled to recover all costs and reasonable attorneys’ fees incurred, including, without limitation, costs and attorneys’ fees incurred in any investigations, trials, bankruptcy or insolvency proceedings, and appeals.

          11.12     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOWS]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

“Purchaser”		“Seller Group”

Carbiz USA Inc.		Star Financial Services, a California
corporation

By:	/S/ Carl Ritter
	Carl Ritter, Chief Executive Officer	By:	/S/ Mark Waks
			Name:	Mark Waks
			Title:	President

/S/ Malcolm Brook
Malcolm Brook

/S/ Malcolm Brook
Malcolm Brook, as Trustee of the Brook
Family Trust

/S/ Joy Brook
Joy Brook, as Trustee of the Brook
Family Trust